Second Quarter 2014 Earnings Conference Call NYSE: CVA JULY 22, 2014 Exhibit 99.2

Cautionary Statements All information included in this earnings presentation is based on continuing operations, unless otherwise noted. Forward-Looking Statements Certain statements in this presentation may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "will," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully grow its business as expected or close its announced or planned acquisitions or projects in development, and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Note: All estimates with respect to 2014 and future periods are as of July 22, 2014. Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Non-GAAP Financial Measures We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow and Adjusted EPS, as described and used in this earnings presentation, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business. In each case, a reconciliation to the nearest GAAP measure is provided. 2 July 22, 2014

Q2 2014 Summary • Operating and financial results on track – Achieved record quarterly metals revenue of $25 million – Maintenance expense lower than expected – combination of less work required and timing • Cost savings initiatives announced – targeting approximately $30 million benefit to Adjusted EBITDA starting in 2015 • Announced intention to increase dividend to $1.00 per share on annualized basis starting with Q3 2014 dividend declaration • Reaffirmed full year guidance (in millions, except EPS) Q2 2013 Q2 2014 FY 2014 Guidance (1) Revenue $411 $432 N/A Adjusted EBITDA $124 $121 $470 - $500 Free Cash Flow $23 $15 $170 - $210 Excluding construction working capital $28 $31 $215 - $245 Adjusted EPS $0.12 $0.06 $0.35 - $0.50 1) Reaffirmed guidance as of 7/22/2014. 3 July 22, 2014 (Unaudited)

Waste Update

- **Q2 2014 Contract Extensions:**
  - Announced plan to build Advanced Recycling Center at Indianapolis EfW facility
    - Increases City's recycling volume by 500%
    - Extends EfW contract by 10 years to 2028
    - Approximately $45M investment
  - Won new five-year contract with City of Boston
  - Extended York contract by five years to 2020
- **Q2 2014 EfW Waste Revenue Drivers vs. Q2 2013:**
  - Same store revenue changes:
    - Price up $4 million (~2%) driven by contractual escalation and increased special waste
    - Volume down $3 million due to lower mix of tip fee vs. service fee volumes
  - Benefit of Camden EfW facility acquisition

(Unaudited)

North America EfW (1) (in millions, except price)	Q2 2013A	Q2 2014A	2014E
Waste Revenue:			
Waste & Service	$233	$238	$915 - $940
Debt Service	10	6	21
Other (2)	4	3	5 – 10
Total	**$247**	**$247**	**$940 - $970**
Tons: (3)			
Contracted	3.7	3.9	
Internalized from TS	0.1	0.3	
Uncontracted	0.8	0.6	
Total	**4.7**	**4.8**	**18.4 - 18.7**
Revenue per Ton: (4)			
Contracted	$48.05	$48.47	
Internalized from TS	$52.66	$46.97	
Uncontracted	$53.92	$59.90	
Average	**$49.23**	**$49.80**	**$49.50 - $50.25**

Note: Transfer stations (TS)
1) North America EfW results include only Energy-from-Waste assets.
2) Other includes service revenue not directly related to waste processing.
3) Excludes liquid waste.
4) Calculated for waste and service revenue, excluding debt service and other revenue.

4 July 22, 2014

COVANTA
Powering Today. Protecting Tomorrow.

Energy Update North America EfW (in millions, except price) Q2 2013A Q2 2014A 2014E Energy Revenue: Energy Sales $73 $79 $315 - $330 Capacity 9 7 30 - 35 Total $82 $86 $345 - $365 MWh Sold: Contracted 0.9 0.8 3.1 - 3.2 Hedged 0.2 0.3 1.4 Market 0.2 0.2 1.0 - 1.1 Total 1.3 1.4 5.5 - 5.7 Revenue per MWh: (1) Contracted $63.82 $68.07 $66 - $67 Hedged $39.86 $43.20 $43 - $44 Market $37.99 $43.30 ~$50 Average $55.97 $57.77 $57 - $59 • Q2 2014 EfW Energy Revenue Drivers vs. Q2 2013: – Same store revenues up 9% • Up ~5% due to pricing • Up ~4% due to increased volume – Positive contribution from Camden EfW facility acquisition – Negative impact from contract transitions (PPA expirations) • Trends and Outlook: – Recent weakness in natural gas prices due to mild summer weather and strong production 5 1) Excludes capacity revenue. July 22, 2014 (Unaudited)

Recycled Metals Update North America ($ in millions, except price; tons in thousands) Q2 2013A Q2 2014A 2014E Metals Revenue: Ferrous $13 $18 $64 - $68 Non-Ferrous 4 7 24 - 27 Total $17 $25 $88 - $95 Tons Sold: Ferrous 75 85 340 - 350 Non-Ferrous 5 8 25 - 29 Revenue per Ton: Ferrous $176 $204 ~$195 Non-Ferrous $841 $963 ~$950 Average HMS index price (1) $334 $368 ~$360 • Achieved record quarterly metal revenue of $25 million – Growth attributable to prior investments to increase recovery and improve quality – Stronger pricing vs Q2 2013 • Q2 2014 Revenue Drivers vs. Q2 2013: – Same store revenue changes: • Ferrous and non-ferrous volume-related revenue up 16% and 61%, respectively • Ferrous and non-ferrous pricing-related revenue up 8% and 13%, respectively – Higher ferrous and non-ferrous price per ton due to market prices and recovering higher quality product – Achieving higher percentage of HMS 55% in Q2 2014 vs. 53% in Q2 2013 6 1) Q2 2014 and Q2 2013 average #1 Heavy Melt Steel composite index ($ / gross ton) as published by American Metal Market. The FY 2014E average price is Covanta’s internal estimate. July 22, 2014 (Unaudited)

Maintenance Update Total Company (in millions) Q2 2013A Q2 2014A 2014E Plant Maintenance Expense: EfW $57 $59 $230 - $240 Other 7 3 ~20 Total $64 $62 $250 - $260 Maintenance Capex: EfW $15 $22 $85 - $95 Other 5 3 ~20 Total $19 $25 $105 - $115 7 July 22, 2014 (Unaudited) • Q2 2014 Drivers vs. Q2 2013: – EfW plant maintenance expense up $2 million vs. last year. Better than initial expectations due to: • Proactive turbine generator inspections have resulted in less additional work than originally anticipated • Certain planned maintenance delayed to second half of year • Trends and Outlook: – Proactive maintenance program on track – FY 2014 total EfW maintenance spend trending favorably – Other maintenance capex increase of ~$5 million primarily associated with cost savings initiatives

Business Outlook • Reaffirming FY 2014 guidance – Waste, energy and metal outlook generally consistent with previous expectations – Proactive maintenance on track and total maintenance spend trending favorably • Executing on key initiatives and projects – Focus on core business execution and organic growth – Cost savings initiatives – meaningful benefit beginning in 2015 – Durham / York facility expected to begin operations in late 2014 – Preparation for New York City waste disposal contract – service scheduled to begin ramp up in early 2015 • Near term growth opportunities – Re-engaged on Dublin project after favorable European Commission ruling; expect to have further update later in Q3 – Announced plan to build an Advanced Recycling Center at the Indianapolis EfW facility 8 July 22, 2014

Financial Overview 9 July 22, 2014

411 421 432 - 7 6 13 7 6 2 11 Q2 2013 Waste and Service Energy Metals Total Contract Transitions Transactions Construction Other Q2 2014 $ i n M il li o n s Revenue: Q2 2014 vs. Q2 2013 North America EfW Same Store + = (Unaudited) 10 July 22, 2014 + (1) 1) Includes biomass facilities, e-waste, landfills, transfer stations, corporate overhead and international operations. North America EfW

Adjusted EBITDA: Q2 2014 vs. Q2 2013 124 121 13 3 10 13 - - Q2 2013 Revenue Plant Operating Expenses Net Contract Transitions Transactions Other Q2 2014 $ i n M il li o n s + = (3) 1) 2013 benefits include $8 million from a PPA buyout and $3 million from insurance recoveries. 2) Includes a $2 million reduction in debt service pass through billings. 3) Includes biomass facilities, e-waste, landfills, transfer stations, corporate overhead and international operations. 11 (Unaudited) July 22, 2014 (2) North America EfW Same Store Reported change: $(3) Less: 2013 benefits (1): (11) Δ excluding 2013 benefits: $8 North America EfW

Free Cash Flow: Q2 2014 vs. Q2 2013 23 15 3 6 11 12 Q2 2013 Adjusted EBITDA Maintenance Capex Construction Working Capital Other Q2 2014 $ i n M il li o n s 12 (Unaudited) July 22, 2014 (1) 1) Primarily non-construction working capital.

Adjusted EPS: Q2 2014 vs. Q2 2013 0.12 0.06 0.01 0.01 0.04 Q2 2013 Operating Income Interest Expense Effective Tax Rate Q2 2014 $ 13 (Unaudited) July 22, 2014

Growth Investment Outlook Growth Investments (Unaudited, in millions) FY 2013 Actual FY 2014 Outlook Metals recovery projects $ 37 Other growth investments (1) 45 Sub-total: Organic growth investments $ 82 $ 50 - $ 75 New York City contract (investment of ~$140 million ‘13 to ‘16) 23 $ 75 - $100 Sub-total: Organic growth investments + NYC $ 105 $ 125 - $175 Camden EfW Facility 49 — New Jersey Transfer Stations 8 — Sub-total: Acquisitions, net of cash acquired $ 57 — Total growth investments $ 162 $ 125 - $175 1) Includes investment in particulate emissions control system at Essex (total estimated investment of ~$90 million from 2013 to 2016) and includes investment in Tartech JV. 14 July 22, 2014 • Total spend in 2014 year-to-date was $54 million – $16 million for metals and other organic growth – $38 million for New York City contract

Debt Structure 15 July 22, 2014 • 3.25% Cash Convertible Notes matured on June 1, 2014 – Repaid $460 million notes at maturity – Cash conversion  no dilution to shares • At 6/30/2014 – Net debt / LTM Adjusted EBITDA: 3.9x – $455 million availability under revolving credit facility As of 6/30/14 (Face Value; $ in millions) Covanta Energy Corporation Revolving Credit Facility due 2019: (2) $1,000 Term Loan due 2019: 199 Domestic Subsidiaries Project Debt: $196 International Subsidiaries Project Debt: $22 Covanta Holding Corporation 5.875% Senior Notes due 2024: $400 7.250% Senior Notes due 2020: 400 6.375% Senior Notes due 2022: 400 Tax-Exempt Corporate Bonds due 2024-2042: (1) 335 Tax-Exempt Corporate VRDBs:(1) 22 1) The fixed rate and variable rate tax-exempt bonds are obligations of Covanta Holding Corporation and are guaranteed by Covanta Energy Corporation, and as such are effectively senior in right of payment to the other indebtedness of Covanta Holding Corporation. 2) As of June 30, 2014, there were $280 million in borrowings and $265 million in letters of credit outstanding under the $1 billion revolving credit facility.

Appendix 16 July 22, 2014

Capitalization Summary 1) Debt balances are presented at principal value, not book value. 2) Net debt is calculated as total principal amount of debt outstanding less cash and cash equivalents and debt service principal-related restricted funds. 3) Ratio is computed for Covanta Holding Corporation. Differs from calculation required under Covanta Energy’s credit facility. See slide 20 for a reconciliation of 2012, 2013, and 2014 LTM Adjusted EBITDA. (Unaudited, in millions) 12/31/2012 12/31/2013 6/30/2014 Cash and Cash Equivalents $ 243 $ 198 $ 172 Restricted Funds (Debt Principal Related) 72 45 43 Corporate Debt: Secured $ 358 $ 405 $ 479 Unsecured 1,595 1,617 1,557 Total Corporate Debt $ 1,953 $ 2,022 $ 2,036 Project Debt 314 235 218 Total Debt (1) $ 2,267 $ 2,257 $ 2,254 Stockholders’ Equity $ 1,055 $ 911 $ 850 Net Debt (2) $ 1,952 $ 2,014 $ 2,039 Availability under Revolving Credit Facility $ 584 $ 519 $ 455 Net Debt / Adjusted EBITDA (3) 3.9x 4.1x 3.9x 17 July 22, 2014

Long-term Outlook: Energy Detail North America EfW Facilities (Unaudited, in millions, except price) 2012A 2013A 2014E 2015E 2016E 2017E 2018E MWh Sold – CVA Share: Contracted 3.5 3.5 3.1 - 3.2 3.2 2.9 2.4 2.0 Hedged 0.4 0.9 1.4 1.0 0.4 0.0 0.0 Market 0.9 1.0 1.0 - 1.1 1.8 3.2 4.1 4.5 Total MWh Sold 4.8 5.4 5.5 - 5.7 ~6.0 ~6.5 ~6.5 ~6.5 Market Sales (MWh) by Geography: PJM East 0.4 0.6 0.4 0.7 1.9 2.7 2.7 NEPOOL 0.2 0.3 0.3 0.5 0.7 0.8 1.2 NYISO 0.1 0.0 0.1 0.2 0.2 0.2 0.2 Other 0.2 0.0 0.3 0.4 0.4 0.4 0.4 Total Market Sales 0.9 0.9 ~1.1 ~1.8 ~3.2 ~4.1 ~4.5 Revenue per MWh: (1) Contracted $60.75 $63.92 $66 - $67 Average ~$57 / MWh on contracts expiring through 2020 Hedged $50.17 $39.01 $43 - $44 Market $42.30 $40.88 ~$50 Average Revenue per MWh $56.43 $56.01 $57 - $59 18 July 22, 2014 Note: hedged generation as presented above reflects only existing hedges. 1) Excludes capacity revenue. • Note: Production estimates for 2015 - 2018 are approximated based on historical operating performance and assume all service fee owned contracts transition to tip fee

Non-GAAP Reconciliation: Adjusted EBITDA & Free Cash Flow – Continuing Operations

	Q2		YTD		Full Year
(Unaudited, in millions)	2014	2013	2014	2013	Estimated 2014 (1)
Net Income (Loss) from Continuing Operations Attributable to Covanta Holding Corporation	**$2**	**$13**	**$(7)**	**$(10)**	**$30 - $50**
Operating loss related to insurance subsidiaries	-	1	1	1	(2) – 1
Depreciation and amortization expense	53	52	106	105	217 - 207
Debt service expense	40	40	80	79	162 - 146
Income tax expense (benefit)	9	7	(5)	(9)	25 - 50
Net write-offs	7	4	16	4	16
Pension plan settlement gain	-	-	-	(6)	
Loss on extinguishment of debt	-	-	2	1	2
Net loss attributable to noncontrolling interests in subsidiaries	-	-	-	(1)	0 - 4
Other adjustments:					
Debt service billings in excess of revenue recognized	2	1	2	8	
Severance and reorganization costs	2	-	3	-	
Non-cash compensation expense	4	4	8	9	
Other non-cash items	2	2	2	4	
Subtotal other adjustments	**10**	**7**	**15**	**21**	**20 – 24**
Total adjustments	**119**	**111**	**215**	**195**	
Adjusted EBITDA	**$121**	**$124**	**$208**	**$185**	**$470 - $500**
Cash interest payments	(50)	(52)	(58)	(61)	
Cash taxes	(5)	(5)	(7)	(7)	
Working capital / other	(25)	(27)	-	(13)	
Cash flow provided by operating activities from continuing operations	**$41**	**$40**	**$143**	**$104**	**$275 – $320**
Plus: Cash flow (provided by) used in operating activities from insurance subsidiaries	(1)	2	-	3	0 – 5
Less: Maintenance capital expenditures	(25)	(19)	(61)	(57)	(105) - (115)
Free Cash Flow	**$15**	**$23**	**$82**	**$50**	**$170 - $210**
Construction working capital	(16)	(5)	(29)	(29)	(45) - (35)
Free Cash Flow excluding construction working capital	**$31**	**$28**	**$111**	**$79**	**$215 - $245**
Shares Outstanding End of Period	131	130	129	129	

1) Reaffirmed guidance as of 7/22/2014.

19 July 22, 2014

COVANTA
Powering Today. Protecting Tomorrow.

Non-GAAP Reconciliation: Adjusted EBITDA - Continuing Full Year LTM (Unaudited, in millions) 2012 2013 6/30/2014 Net Income from Continuing Operations Attributable to Covanta Holding Corporation $134 $45 $48 Operating loss related to insurance subsidiaries 10 2 2 Depreciation and amortization expense 195 210 211 Debt service expense 145 159 160 Income tax expense 32 40 44 Gain related to trust distribution - (4) (4) Net (gains) write-offs (57) 15 27 Pension plan settlement expense (gain) 11 (6) - Loss on extinguishment of debt 3 1 2 Net income (loss) attributable to noncontrolling interests in subsidiaries 2 (1) - Other adjustments: Debt service billings in excess of revenue recognized 9 9 3 Severance and reorganization costs 1 3 5 Non-cash compensation expense 16 15 14 Other non-cash items 6 6 5 Subtotal other adjustments 32 33 27 Total adjustments 373 449 469 Adjusted EBITDA $507 $494 $517 Note: Adjusted EBITDA results provided to reconcile the denominator of the Net Debt / Adjusted EBITDA ratios on slide 17. 20 July 22, 2014

Non-GAAP Reconciliation: Adjusted EPS 1) Reaffirmed guidance as of 7/22/2014. Q2 YTD Full Year (Unaudited, in millions, except per share amounts) 2014 2013 2014 2013 Estimated 2014 (1) Continuing Operations - Diluted Income (Loss) Per Share $0.02 $0.09 $(0.05) $(0.08) $0.23 - $0.38 Reconciling Items 0.04 0.03 0.09 0.01 0.12 Adjusted EPS $0.06 $0.12 $0.04 $(0.07) $0.35 - $0.50 Reconciling Items Operating loss related to insurance subsidiaries $ - $1 $1 $1 Net write-offs 7 4 16 4 Severance and reorganization costs 2 - 3 - Pension plan settlement gain - - - (6) Loss on extinguishment of debt - - 2 1 Effect of foreign exchange gain on indebtedness 1 - - - Total Reconciling Items, pre-tax 10 5 22 - Pro forma income tax impact (5) (2) (11) - Total Reconciling Items, net of tax $5 $3 $11 $ - Diluted Income Per Share Impact $0.04 $0.03 $0.09 $0.01 Weighted Average Diluted Shares Outstanding 131 130 129 129 21 July 22, 2014

Non-GAAP Financial Measures Free Cash Flow Free Cash Flow is defined as cash flow provided by operating activities from continuing operations, excluding the cash flow provided by or used in our insurance subsidiaries, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facili ties. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects or make principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled for all periods to cash flow provided by operating activities from continuing operations, which we believe to be the most directly comparable measure under GAAP. Adjusted EBITDA We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis for continuing operations, less the results of operations of our insurance subsidiaries. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA reconciled for all periods to net loss from continuing operations and cash flow provided by operating activities from continuing operations, which are believed to be the most directly comparable measures under GAAP. Adjusted EPS We use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business. Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include the results of operations of our insurance subsidiaries, write-off of assets and liabilities, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, income and loss from discontinued operations, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS reconciled for all periods to diluted earnings per share from continuing operations, which is believed to be the most directly comparable measure under GAAP. 22 July 22, 2014